EXHIBIT 99.1

Adams Golf Announces Results for Third Quarter 2011

PLANO, Texas, Nov. 8, 2011 (GLOBE NEWSWIRE) -- Adams Golf (Nasdaq:ADGF) today reported net sales of $20.5 million for the three months ended September 30, 2011, as compared to $19.7 million for the three months ended September 30, 2010, an increase of 4% year-over-year. Adams Golf had a net profit of $0.5 million, or $0.06 per fully diluted share, for the three months ended September 30, 2011, as compared to $0.5 million, or $0.07 per fully diluted share, for the comparable period of 2010.

For the nine months ended September 30, 2011, Adams Golf reported record net sales of $84.8 million as compared to $73.6 million for the comparable period of 2010, an increase of 15% year-over-year. For the nine months ended September 30, 2011, Adams Golf had a net profit of $7.4 million, or $0.92 per fully diluted share, as compared to $7.1 million, or $0.92 per fully diluted share, for the comparable period of 2010.

Our aggregate cash and cash equivalents balance was $11.3 million as of September 30, 2011, and we had no outstanding balance on our credit facility with Wells Fargo.

"We were pleased with our third quarter and year-to-date financial results, especially in light of today's economic conditions," said Mr. Chip Brewer, CEO and President of Adams Golf.

"Furthermore, and perhaps most importantly, we continued to make progress on our brand development and market share objectives during the quarter:

  According to Golf Datatech LLC, through September, our year-to-date U.S. iron dollar share, in the combined On and Off Course Channels, was 10.87%, up 9% year-over-year. Our year-to-date wood dollar share in the same channels was 5.82%, up 7% year-over-year.
  We continued to strengthen our brand through tour exposure and sustained our position as the # 1 hybrid on the PGA, Nationwide and Champions tours. A specific call out and congratulations goes out to Adams Golf staff player, Yani Tseng, who is completing a historic season and was named LPGA player of the year for the second straight season.
  We are pleased with the market response to our new Idea a12os irons and hybrids, which were launched in the quarter and have been receiving positive reviews from both consumers and the trade. Additionally, we will be rolling out an innovative new fitting system for both hybrids and hybrid iron sets during Q4. Our intent is to further our leadership position in these categories.
  Our domestic business grew at a healthy 12% for the third quarter of this year as compared to 2010, reflecting both market share and distribution gains; while our international business declined 23% for the third quarter year-over-year. Despite this quarterly decline in international business, our year to date international revenues are up 10% year-over-year and we continue to be optimistic about future international growth and have been making investments accordingly. We anticipate international revenue growth will resume in the first half of 2012.
  Expenses for the quarter and year to date increased as compared to last year, resulting from our continued strategy of reinvesting back into the business along with a significant increase in legal expense associated with our on-going legal dispute against a previous insurance carrier. Although unresolved, the initial court rulings on this case have been favorable to Adams Golf and we are hopeful for a meaningful recovery if and when the legal matters finally conclude. The details concerning this litigation can be found in our recent SEC filings.
  Lastly, as per past practice, our product pipeline remains strong with exciting and innovative product launches planned for early 2012.

"Looking forward, although we recognize today's economic uncertainties and lower consumer confidence, we also believe that year to date the golf equipment business has weathered these storms reasonably well and is in a gradual state of recovery. Specific to our business, we are pleased by our performance over the last several quarters during which we believe we have delivered positive financial results and simultaneously strengthened our brand and reinvested for the future.

"Whatever the economic conditions in Q4 and 2012 may be, we remain both confident in our strategy and dedicated to creating long term shareholder value via continuing our revenue growth and brand development trends," concluded Mr. Brewer.

Conference Call

Adams Golf will host a conference call at 4:30 p.m. Eastern time on Thursday, November 10, 2011, with Chip Brewer, CEO and President, and Pamela High, Chief Financial Officer, to review Adams' Q3 2011 financial results. For telephone access to the conference call, dial (877) 317-6789 or (412) 317-6789 for international calls, and request connection to the Adams Golf conference call. The conference ID # is 10006115.

About Adams Golf

Developing high-performance and technologically innovative golf products is the cornerstone of Adams Golf. From initial design, through manufacturing and servicing, Adams Golf is committed to helping golfers of all abilities enjoy the game of golf. For more information on Adams Golf, please visit www.adamsgolf.com or view prior press releases at http://www.adamsgolf.com/news.htm.

The Adams Golf logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5031

Forward Looking Statements

This press release contains "forward-looking statements" made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to, statements regarding our ability to continue manufacturing products that are commercially acceptable to consumers, planned product launches and international growth, the global economic recession, our ability to operate profitably and protect our financial condition and statements using terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "seek," "inevitably," "appears," or "believe." Such statements reflect the current view of Adams Golf with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the following: the impact of changing economic conditions; product development difficulties; assembly difficulties; competing product introductions; patent infringement risks; our ability to protect our intellectual property rights; market demand and acceptance of products; the success of our marketing strategy both domestically and internationally; our dependence on a limited number of customers; business conditions in the golf industry; reliance on third parties, including suppliers; the actions of competitors, including pricing, advertising and product development risks concerning future technology; the management of sales channels and re-distribution both domestically and internationally; and one-time events and other factors detailed under "Risk Factors" in our most recent Form 10-K and subsequent Form 10-Q on file with Securities and Exchange Commission. These filings can be obtained by contacting Adams Golf Investor Relations.

Although Adams Golf believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, Adams Golf undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release. All subsequent written and oral forward-looking statements attributable to Adams Golf or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.

ADAMS GOLF, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

ASSETS
	September 30,	December 31,
	2011	2010
	(unaudited)
Current assets:
Cash and cash equivalents	$ 11,291	$ 6,724
Trade receivables, net of allowance for doubtful accounts of $2,461 (unaudited) and $1,788 in 2011 and 2010, respectively	21,806	16,594
Inventories, net	22,870	27,088
Prepaid expenses	83	632
Other current assets	3,006	250

Total current assets	59,056	51,288

Property and equipment, net	864	879
Deferred tax assets, net	10,228	10,228
Other assets, net	1,479	134
	$ 71,627	$ 62,529

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 4,380	$ 6,255
Accrued expenses and other current liabilities	11,947	9,175

Total liabilities	16,327	15,430

Stockholders' equity:
Preferred stock, $0.01 par value; authorized 1,250,000 shares; none issued	--	--
Common stock, $0.001 par value; authorized 12,500,000 shares; 8,177,516 and 8,045,078 shares issued and 7,766,579 and 7,634,141 shares outstanding at September 30, 2011 (unaudited) and December 31, 2010, respectively	8	8
Additional paid-in capital	95,085	94,525
Accumulated other comprehensive income	2,861	2,666
Accumulated deficit	(37,900)	(45,346)
Treasury stock, 410,937 common shares at September 30, 2011 and December 31, 2010, at cost	(4,754)	(4,754)
Total stockholders' equity	55,300	47,099

	$ 71,627	$ 62,529
ADAMS GOLF, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2011	2010	2011	2010

Net sales	$ 20,505	$ 19,685	$ 84,807	$ 73,643
Cost of goods sold	11,180	11,432	46,635	40,653
Gross profit	9,325	8,253	38,172	32,990

Operating expenses:
Research and development expenses	733	663	2,122	1,881
Selling and marketing expenses	5,677	4,883	20,237	17,292
General and administrative expenses	2,391	2,087	8,173	6,496
Total operating expenses	8,801	7,633	30,532	25,669
Operating income	524	620	7,640	7,321

Other expense:
Interest expense, net	(8)	(7)	(62)	(25)
Other income (expense), net	--	(8)	(1)	(13)

Income before income taxes	516	605	7,577	7,283
Income tax expense	33	70	131	174
Net income	$ 483	$ 535	$ 7,446	$ 7,109

Net income per common share - basic	$ 0.06	$ 0.07	$ 0.96	$ 1.00
- diluted	$ 0.06	$ 0.07	$ 0.92	$ 0.92
CONTACT: Pamela High
         Chief Financial Officer
         Adams Golf
         (972) 673-9000
         InvestorInfo@adamsgolf.com